UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-6428	88-0105586
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4215 Fashion Square Blvd. Suite 3 Saginaw, Michigan	48603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 799-8720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed on a Current Report on Form 8-K filed on October 19, 2010, Robertson Global Health Solutions Corporation (the “Registrant”) and its wholly-owned subsidiary, ASI Land Holdings, Inc. (“ASI Land,” collectively with Registrant, the “Sellers”) entered into a letter agreement dated October 13, 2010 (the “Original Letter Agreement”) to sell (a) three parcels of unimproved real property described on Exhibit 99.1 hereto, and (b) warrants to purchase 150,000 shares of the common stock of the Registrant to Triple LATS LLC (“Triple LATS”) at $2.50 per share (the “Warrants”) for a total purchase price of $900,000. The Original Letter Agreement and the Escrow Agreement attached thereto provided that the purchase price and deeds to the parcels would be placed into escrow with Nevada Title Company and that the purchase price, deeds and the Warrants would be released according to the following schedule:

10/15/2010	$5,000	Brokerage commission payable to Las Vegas Investments & Realty, Inc.
	$50,000	Payable directly to creditors to repay indebtedness owed by Registrant
	$95,000	Payable to ASI Land
11/15/2010	$5,000	Brokerage commission payable to Las Vegas Investments & Realty, Inc.
	$50,000	Payable directly to creditors to repay indebtedness owed by Registrant
	$95,000	Payable to ASI Land
	—	Property “Simmons and San Miguel” is released to Triple LATS
	—	Warrant to purchase 50,000 shares of common stock of the Registrant at $2.50 per share is issued to Triple LATS. Warrant is immediately exercisable and expires November 15, 2015.
12/15/2010	$5,000	Brokerage commission payable to Las Vegas Investments & Realty, Inc.
	$25,000	Payable directly to a creditor to repay indebtedness owned by Registrant
	$120,000	Payable to ASI Land
1/14/2011	$5,000	Brokerage commission payable to Las Vegas Investments & Realty, Inc.
	$25,000	Payable directly to a creditor to repay indebtedness owed by Registrant
	$120,000	Payable to ASI Land
	—	Property “Eagle and La Madre” is released to Triple LATS
	—	Warrant to purchase 50,000 shares of common stock of the Registrant at $2.50 per share is issued to Triple LATS. Warrant is immediately exercisable and expires January 14, 2016.

2/15/2011	$5,000	Brokerage commission payable to Las Vegas Investments & Realty, Inc.
	$145,000	Payable to ASI Land
03/15/2011	$150,000	Payable to ASI Land
	—	Property “Lamb and Owens” is released to Triple LATS
	—	Warrant to purchase 50,000 shares of common stock of the Registrant at $2.50 per share is issued to Triple LATS. Warrant is immediately exercisable and expires March 15, 2016.
On October 20, 2010, the Registrant and Triple LATS agreed to amend the terms of the Original Letter Agreement by accelerating the scheduled release of the purchase price, parcels and Warrants from escrow. This agreement was confirmed by a letter from Registrant to Triple LATS dated October 20, 2010, which is attached hereto as Exhibit 10.1. The sale of the “Simmons and San Miguel” parcel and issuance of the related Warrants was completed on October 22, 2010. The precise release dates related to the remaining payments, parcels and Warrants have not been determined, but the parties have agreed that the Registrant will pay Triple LATS a one time factoring fee of 2% for each payment, including the second payment made in relation to the “Simmons and San Miguel” parcel, made at least 20 days in advance of the original schedule outlined above. As the payment milestones are reached, the land will be released from escrow, and the related Warrants will also be issued. Each of the Warrants will expire 5 years from the date of issuance.
Triple LATS is owned and managed by Jerry E. Polis, who resigned as a member of the Board of Directors of the Registrant on July 22, 2010. Mr. Polis is also the beneficial owner of approximately 5.6% of the Registrant’s issued and outstanding common stock.

Item 2.01 Completion of Acquisition or Disposition of Assets

            On October 22, 2010, the Company completed the disposition of the “Simmons and San Miguel” parcel identified on Exhibit 99.1 pursuant to the terms of the Original Letter Agreement, as amended.   The information contained in response to Item 1.01 above is incorporated in response to this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities

            The information contained in response to Item 1.01 above is incorporated in response to this Item 3.02 by reference.  The offer and sale of the Warrants was made to an accredited investor in a private offering in reliance upon exemptions from registration provided for in Sections 4(6) and 4(2) of the Securities Act of 1933, including Regulation D promulgated thereunder.

Item 9.01  Financial Statements and Exhibits

(d)        The following exhibits are included with this Current Report on Form 8-K.

Exhibit 2.1	Original Letter Agreement dated October 13, 2010 (incorporated by reference from Exhibit 10.1 the Company’s Current Report Form 8-K dated October 19, 2010)

Exhibit 2.2	Letter dated October 20, 2010 confirming amendment to Original Letter Agreement dated October 13, 2010

Exhibit 10.1	Letter dated October 20, 2010 confirming amendment to Original Letter Agreement dated October 13, 2010 (incorporated by reference from Exhibit 2.2 attached to this Current Report on Form 8-K).

Exhibit 99.1	Description of Parcels

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robertson Global Health Solutions Corporation

Dated: October 26, 2010	By:	/s/ Melissa A. Seeger

	Name:	Melissa A. Seeger
	Title:	Treasurer

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